Exhibit 99.1




                        REPORT OF INDEPENDENT ACCOUNTANTS


TO BOARD OF DIRECTORS AND SHAREHOLDERS
of Tompkins Trustco, Inc.:


In our opinion, the consolidated balance sheet as of December 31, 1998 and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the two years in the period ended December 31, 1998 of Letchworth Independent Bancshares Corporation and its subsidiary (not presented separately herein) present fairly, in all material respects, the financial position, results of operations and cash flows of Letchworth Independent Bancshares Corporation and its subsidiary at December 31, 1998 and for each of the two years in the period ended December 31,1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above. We have not audited the consolidated financial statements of Letchworth Independent Bancshares Corporation for any period subsequent to December 31, 1998.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Buffalo, New York
January 22, 1999